Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION PROVIDED UNDER ITEM 9.01.(b)

        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following pro forma financial statements have been derived from the financial statements of Epazz, Inc. at March 31, 2008 and for the year ended December 31, 2007 and adjusts such information to give effect to its purchase of Professional Resource Management, Inc. (“PRM”) and Desk Flex, Inc. (collectively, the "Companies") as if the acquisition had occurred as of March 31, 2008 for the pro forma balance sheet and as of the beginning of the year ended December 31, 2007 for the pro forma statement of operations.  The pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at the period-end. The pro forma financial statements should be read in conjunction with the notes thereto and the Companies’ combined financial statements and related notes thereto contained herein and in Epazz’s 10-KSB for the year ended December 31, 2007 and 10-Q for the quarter ended March 31, 2008.

Epazz purchased the Companies for $445,000 paid as follows:

(a)	$10,000 deposit originally paid by Epazz in connection with the letter of intent;
(b)	$210,000 in cash at closing; and
(c)	Epazz provided a promissory note in the amount of $225,000, which shall bear interest at the rate of 7% and matures on June 18, 2011. Monthly payments of $6,947 are to begin on September 18, 2008.

Epazz obtained financing of $282,000 from a third party for the cash paid at closing and other working capital.  This loan had an origination fee of $14,100 that will be amortized over the life of the loan under the effective interest method.  The loan bears interest at 10% and matures on August 1, 2013.  Monthly payments of $6,291 are to begin on September 1, 2008.

The acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values based upon estimates.

EPAZZ, INC.
UNAUDITED PRO FORMA BALANCE SHEET
As of March 31, 2008

	Epazz March 31, 2008	PRM and Desk Flex February 29, 2008	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$619	$18,397	$282,000	(A)	$91,016
			(220,000)	(B)
Accounts receivable	–	13,666			13,666
Deposit	10,000	–	(10,000)	(B)	–
Total current assets	10,619	32,063	62,000		42,682

Property and equipment	1,574	18,980			20,554
Deferred loan costs	–	–	14,100	(A)	14,100
Goodwill	–	–	443,978	(B)	443,978

TOTAL ASSETS	$12,193	$51,043	$520,078		$583,314

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$24,585	$–			$24,585
Deferred revenue	–	50,021			50,021
Current portion of notes payable	3,633	–	$39,704	(A)	98,422
			55,085	(B)
Loans payable to related parties	145,035	–			145,035
Total current liabilities	173,253	50,021	94,789		318,063

Long-term notes payable, net of current portion	1,113	–	256,396	(A)	427,424
			169,915	(B)
Long-term line of credit	100,000	–			100,000
TOTAL LIABILITIES	274,366	50,021	521,100		845,487

STOCKHOLDERS’ DEFICIT
Common stock, Series A, $0.01 par value, 60,000,000 shares authorized, 39,482,940 shares issued and outstanding	394,829	-			394,829
Common stock, Series B, $0.01 par value, 60,000,000 shares authorized, 2,500,000 shares issued and outstanding	25,000	-			25,000
Common stock, PRM, no par value, 10,000 shares authorized, 1,000 shares issued and outstanding	-	100	(100)	(B)	-
Common stock, DF, no par value, 100,000 shares authorized, 2,000 shares issued and outstanding	-	2,000	(2,000)	(B)	-
Additional paid-in capital	1,041,014	-			1,041,014
Accumulated deficit	(1,723,016)	(1,078)	1,078	(B)	(1,723,016)
Total stockholders’ deficit	(262,173)	1,022	(1,022)		(262,173)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,193	$51,043	$520,078		$583,314

EPAZZ, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2007

	Epazz Historical December 31, 2007	PRM and Desk Flex Historical February 28, 2008	Pro Forma Adjustments		Pro Forma

Revenue	$–	$393,785			$393,785

Operating expenses:
Cost of revenue	44,335	30,170			74,505
General & administrative	90,701	397,658	$(51,190)	(C)	437,169
Depreciation	621	7,170			7,791
Total operating expenses	135,657	434,998	(51,190)		519,465

Operating loss	(135,657)	(41,213)	51,190		(125,680)

Other income (expense):
Interest income	19	208			227
Interest expense	(17,020)	(27)	(47,409)	(D)	(64,456)
Total other income (expense)	(17,001)	181	(47,409)		(64,229)

Net loss	$(152,658)	$(41,032)	$3,781		$(189,909)

Basic and diluted net loss per common share	$(0.00)				$(0.00)

Weighted average common shares outstanding	41,982,940				41,982,940

EPAZZ, INC.
NOTES TO PRO FORMA FINANCIAL STATEMENTS

A.	Record proceeds from new $282,000 loan and $14,100 loan origination fee payable to a third party.

B.	Record purchase of Professional Resource Management, Inc. (“PRM”) and Desk Flex, Inc. for $445,000 paid as follows:

(a)	$10,000 deposit originally paid by Epazz in connection with the letter of intent;
(b)	$210,000 in cash at closing; and
(c)	Epazz provided a promissory note in the amount of $225,000, which shall bear interest at the rate of 7% and matures on June 18, 2011. Monthly payments of $6,947 are to begin on September 18, 2008.

The fair value of the assets acquired and liabilities assumed in connection with the purchase was assumed to be approximately equal to the book value maintained by PRM and Desk Flex.  Goodwill of $443,978 as the excess of the purchase price of $445,000 over the fair value of the net assets of PRM and Desk Flex was recognized in connection with the purchase.

C.	Represents compensation paid to the prior shareholder of PRM and Desk Flex that will no longer be paid as a result of the acquisition by Epazz.

D.	Represents additional interest expense for the new loans as follows:

Interest for first year on new $282,000 loan	$28,144
Amortization of deferred loan costs	4,876
Interest for first year on $225,000 promissory note	14,389
Total	$47,409